Weststar Financial Services Corporation

                             SALES AGENCY AGREEMENT

November 13, 2000



Wachovia Securities, Inc.
IJL Financial Center
201 North Tryon Street, 23rd Floor
Charlotte, North Carolina  28202

Ladies and Gentlemen:

         This letter sets forth and confirms the terms and conditions of the engagement (the "Agreement") of Wachovia Securities, Inc. ("WSI") by Weststar Financial Services Corporation (the "Company") as selling agent for the Company with respect to the Company's proposed public offering (the "Offering") of between 117,000 and 410,000 shares of its common stock, par value $1.00 per share (the "Shares"). The Offering will be made by means of a prospectus (the "Prospectus"), which will be provided to WSI.

1.       Representations and Warranties of the Company
         ---------------------------------------------

         The Company represents and warrants to, and agrees with WSI as follows:

         (a) The Prospectus accurately describes the Company and its business and properties, and does not and will not contain any untrue statements of material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The Company is, and at all times during the Offering will be, a corporation duly organized, validly existing and in good standing, with all power and authority to own, lease or operate its properties and conduct its business as described in the Prospectus; and is duly qualified to do business as a foreign corporation in each other jurisdiction in which it owns or leases properties or conducts its business so as to require qualification and is in good standing in each such jurisdiction, except where failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

         (c) The Shares to be issued and sold by the Company hereunder, when issued and delivered against payment therefor as provided herein, will be duly and validly authorized and issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

         (d) Except as disclosed in the Prospectus or information incorporated therein by reference, there are no (i)
                  outstanding securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such

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Wachovia Securities, Inc.
November 13, 2000
Page 2

                  convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

         (e) The Company has the full legal right, power and authority to enter into and perform this Agreement and to sell and deliver the Shares as provided in the Prospectus and herein, this Agreement has been duly authorized by its Board of Directors and duly executed and delivered on behalf of the Company, and this Agreement is a valid, legal and binding obligation of the Company.

         (f) Other than filings with, and any necessary registrations or qualifications with the Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers, Inc. (the "NASD") and applicable state securities and "Blue Sky" authorities, no consent, approval, authorization or order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares or for the consummation of the other transactions contemplated by this Agreement.

         (g) There are no contracts, agreements or understandings between the Company and any person which would give rise to a valid claim against the Company for a brokerage commission, finder's fee or other like payment in connection with the Offering of the Shares, other than compensation due and payable to WSI and any other selling agents for the Shares named by the Company.

         (h) No action, suit or proceeding at law or in equity is pending or, to the Company's knowledge, threatened to which the Company is a party, and no proceedings are pending or, to the Company's knowledge, threatened against or affecting the Company before or by any governmental official, commission, board or other administrative agency, (other than in connection with required regulatory approvals) wherein an unfavorable decision, ruling or finding could have a material adverse effect on the consummation of this Agreement or the condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

         (i) The Company has such permits, licenses, franchises and governmental and regulatory authorizations ("permits") as are necessary to own its properties and conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except where the failure to have such permits would not have a material adverse effect on the consummation of this Agreement or the condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

         (j) Any historical financial statements (other than any pro forma financial statements) included in the Prospectus present fairly the financial position of the Company as of the date indicated and the results of operations, equity and cash flows for the periods specified, and such financial statements have been prepared in conformity with generally

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Wachovia Securities, Inc.
November 13, 2000
Page 3

                  accepted  accounting  principles  applied  on a basis  that is
                  consistent  in  all  material   respects  during  the  periods
                  involved.

         (k)      To the best  knowledge of the Company  after due  inquiry,  no
                  officer,   director  or  5%  shareholder  of  the  Company  is
                  affiliated with a member of the NASD.

         (l) The Company is not in default in the performance of any obligation, agreement or condition contained in any agreement by which the Company is bound. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, conflict with or result in a breach of, or default under, any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of the Company or any agreement or instrument to which the Company is a party or by which it is bound, or any order, rule or regulation applicable to the Company of any court or any governmental body or administrative agency having jurisdiction over the Company.

         (m) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         (n)      The Company agrees as follows:

                  (i) The Company will notify WSI immediately, and confirm such notice in writing, of the receipt of any comments from the SEC or any state securities commission or regulatory authority that relate to the Prospectus or any amendment thereto or requests by the SEC or any state securities commission or regulatory authority for amendments to the Prospectus or amendments or supplements to the Prospectus or for additional information;

                  (ii) The Company will use the net proceeds from the sale of the Shares received by it in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (iii) For three years from the date of this Agreement, the Company will furnish to WSI copies of all reports and communications (financial or otherwise) furnished by the Company to its stockholders, copies of all reports or financial statements filed with the regulatory agencies as soon as such are available (except for quarterly Call Reports), and such other publicly available documents, reports and information concerning the business and financial condition of the Company as WSI may reasonably request.

         (o) The Company acknowledges and agrees that WSI and its affiliates may, from time to time, have relationships and engagements with the Company or other parties including, but not limited to, its customers, suppliers, creditors, potential investors and investors. Such engagements and relationships may include, but are not limited to, the following: (i) loans, other extensions of credit or financial accommodations; (ii) treasury and cash management services; (iii) acting in various capacities in connection with private or

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Wachovia Securities, Inc.
November 13, 2000
Page 4

                  public placement of debt and/or equity; (iv) acting as trustee or otherwise performing fiduciary services for the Company or such other parties or in connection with transactions in which the Company is involved or may have an interest, including without limitation any employee benefit plan or trust; (v) any and all forms of depository services; (vi) any and all other services or products which may be offered or provided by WSI or any of its affiliated companies; and (vii) other services or products customarily provided from time to time by financial institutions. The Company waives any and all conflicts of interest, which may result from WSI dealing in any of the aforesaid capacities. Specifically, the Company waives any conflict that may arise on account of, or in connection with WSI's engagement pursuant to this Agreement. The Company acknowledges that WSI and its affiliates may, in the course of such other relationships, acquire information about the Company or such other parties but WSI shall have no obligation to disclose such information, or the fact that it has such information in its possession, to the Company or to use such information on the Company's behalf.

2.       Services to be Provided by WSI
         ------------------------------

         In connection with this Agreement, the scope of WSI's services shall include the following:


         (a) Commencing on December 15, 2000 (the "Commencement Date") and continuing until such time as the Offering is terminated, WSI will serve as selling agent for the Company on a non-exclusive basis and will act as a placement agent for the Shares for sale on a best efforts basis; provided, however, that WSI
                                                   --------   -------
                  shall not commence any active solicitation efforts pursuant to this Section 2(a) unless the Adjusted Trading Price (as defined below) of the Company's common stock equals or exceeds the Public Offering Price provided in the Prospectus or any supplement thereto filed on or before the Commencement Date. "Adjusted Trading Price" means 110% of the average bid price of the Company's common stock on the OTC Bulletin Board System for the twenty (20) trading days prior to the Commencement Date (the "Commencement Condition"). It is expressly acknowledged and agreed that prior to the Commencement Date, WSI shall have no duty or obligation to (i) distribute copies of the Prospectus or any supplement thereto to any prospective purchaser or (ii) otherwise actively solicit any prospective purchaser of the Shares. WSI acknowledges that the Company may contract with other selling agents for the sale of the Shares and that no such contractual arrangements shall violate or conflict with the terms of this Agreement, nor shall WSI be entitled to any selling commissions for any Shares sold by any authorized selling agents other than WSI.

         (b) WSI will perform its duties pursuant to this Agreement in compliance with all applicable federal and state securities laws, and will solicit subscriptions for the Shares only by means of the Prospectus and only in such jurisdictions specified by the Company and in which the Company may make such offers and sales.

         In exchange for the services of WSI pursuant to this Agreement, the Company agrees to pay WSI a selling commission of 6.0% of the gross dollar amount for each Share sold by WSI, irrespective

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Wachovia Securities, Inc.
November 13, 2000
Page 5

         of whether or not the Commencment Condition has been satisfied. Such amount shall be paid as soon as sufficient funds become available to the Company from the sale of Shares in the Offering and in no event later than ten days after the completion of the Offering. In addition, whether or not the Offering is terminated, the Company will reimburse WSI for its actual accountable out-of-pocket expenses, including fees of counsel. WSI shall perform the services contemplated by this Agreement in compliance with the requirements of Rules 2420, 2730, 2740 and 2750 of the NASD Conduct Rules.

3.       Payment of Offering Expenses
         ----------------------------

         In addition to the amounts set forth in Section 2, above, the Company is expected to be responsible for the following expenses of the
         Offering:

         (a) the fees and disbursements of the independent accountants and counsel retained by the Company and other related expenses in connection with the Offering;

         (b) the cost of printing, filing and distributing the Prospectus and Blue Sky memoranda and all other documents relating to the Offering;

         (c) the fees and disbursements of WSI's counsel in connection with state Blue Sky and NASD filings;

         (d) the filing fees of the SEC and the NASD, and state Blue Sky filing fees, as applicable;

         (e) any costs associated with preparing any stock certificates, as well as any transfer agent's or registrar's fees;

         (f) the fees and other costs relating the services of the Escrow Agent and any expenses associated with the preparation of the Escrow Agreement;

         (g) any miscellaneous travel and informational meeting expenses for the Company associated with the Offering; and

         (h)      other usual and customary expenses.

4.       Indemnification and Contribution
         --------------------------------

         (a) The Company agrees to indemnify and hold harmless WSI, and each person, if any, who controls WSI within the meaning of
                  Section 15 of the Securities Act of 1933 as amended (the "1933 Act"), against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel's fees) arising out of or based upon the engagement of WSI as selling agent hereunder, and will reimburse WSI and each such controlling person for any legal or other expenses reasonably incurred by WSI or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided that the Company will not be

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Wachovia Securities, Inc.
November 13, 2000
Page 6

                  responsible for any losses, claims, damages, liabilities or expenses that are finally judicially determined to have resulted primarily from WSI's bad faith or gross negligence.

         (b) If any action or claim shall be brought or asserted against WSI or any person controlling WSI in respect of which indemnity may be sought from the Company, WSI or such controlling person shall promptly notify the Company in writing, enclosing copies of all papers served on or delivered to such party. The failure to notify an indemnifying party shall not relieve the indemnified party from any liability hereunder to the extent it is not materially prejudiced as a result of such failure. WSI or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of the Company and shall be promptly reimbursed by the Company. No indemnified party shall settle, compromise or consent to the entry of any judgment with respect to any litigation, any investigation or proceeding by any governmental agency or body, commenced or threatened, or claim whatsoever in respect of which indemnification or contribution can be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless the indemnified party gives prior written notification to the indemnifying party and such settlement, compromise or consent does not include any statement or admission of fault, culpability or failure to act on behalf of, or with respect to, any indemnified party.

         (c) WSI agrees individually, and not jointly with any other selling agent for the Shares, to indemnify and hold harmless the Company and its respective directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended against, any and all losses, liabilities, claims, damages and expenses to which the Company or such persons may become subject if such losses, liabilities, claims, damages or expenses arise solely out of, or are based solely on, any untrue or alleged untrue statement of material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, the omission of a material fact required to be stated therein, or necessary to make the statements therein not misleading, but only if such untrue statement or omission or alleged omission was made in the Prospectus (as amended or supplemented) based upon and in conformity with written information concerning WSI furnished to the Company by WSI, specifically for use in the Prospectus.

         (d) If the indemnification provided for in this Section 4 is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and WSI on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also

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Wachovia Securities, Inc.
November 13, 2000
Page 7

                  the relative fault of the Company on the one hand and of WSI on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and WSI on the other shall be deemed to be in the same proportion as the total net proceeds received by the Company from the Shares sold in the Offering (before deducting expenses), and the total commissions received by WSI. The relative fault of the Company on the one hand and of WSI on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, or by WSI, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company on the one hand and WSI on the other agree that it would not be just and equitable if contribution to be made pursuant to this
         Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 4, WSI shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it exceeds the amount of any damages that WSI has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.       Representations, Warranties and Agreements to Survive Delivery
         --------------------------------------------------------------

         The representations, warranties, indemnities, agreements and other statements of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of WSI or the Company or controlling person of the Company, and shall survive delivery of and payment for the Shares.

6.       Governing Law; Assignments
         --------------------------

         This Agreement shall be governed by the laws of the State of New York. The Company and WSI each hereby waives any right to a trial by jury with respect to any claim or action arising out of the engagement of WSI under this Agreement. The Company hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any litigation, proceeding or other action arising out of the Company's obligations under or with respect to this Agreement, and expressly waives any and all objections the Company may have as to venue in any of such courts. Neither party may assign this Agreement without the prior written consent of the other party.

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Wachovia Securities, Inc.
November 13, 2000
Page 8

7.       Counterparts
         ------------

         This Agreement may be executed in one of more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement. Signatures sent by facsimile shall have the same effect as if manually signed copies had been delivered, and shall be binding upon the parties.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this shall become a binding agreement between the Company and WSI.

Very truly yours,

WESTSTAR FINANCIAL SERVICES CORPORATION


By:      /s/ G. Gordon Greenwood
         ------------------------
Name:    G. Gordon Greenwood
Title:   President and CEO

Confirmed and Accepted,

Wachovia Securities, Inc.


By:      /s/ James H. Glen, Jr.
         ----------------------
Name:    James H. Glen, Jr.
Title:   Senior Vice President